EX-28.g.1.c
GPS FUNDS II
FOURTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FOURTH AMENDMENT dated as of December 31, 2015, to the Custody Agreement, dated as of March 31, 2011, as amended September 1, 2012, March 6, 2014 and July 16, 2014 (the "Agreement"), is entered into by and between GPS FUNDS II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

   WHEREAS, the parties desire to add the GuidePath Managed Futures Strategy Fund and to amend the list of funds of the Agreement; and

WHEREAS, Article 15.2 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to the following:

Amended Exhibit C shall be superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS II                                                                                 U.S. BANK NATIONAL ASSOCIATION

By:___________________________                                                                                     By: /s/ Michael R. McVoy

Name:_________________________                                                                                     Name: Michael R. McVoy

Title:__________________________                                                                                     Title: Senior Vice President

Amended Exhibit C
to the Custody Agreement – GPS Funds II

Separate Series of GPS Funds II

Name of Series
GuidePath Growth  llocation Fund
GuidePath Conservative  Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Managed Futures Strategy Fund